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                                                                       EXHIBIT 6
                                ARRANGEMENT AGREEMENT


                       REORGANIZATION & AMALGAMATION AGREEMENT



BETWEEN:

     CEDAR GROUP INC., a body politic and corporate, duly incorporated under the laws of Delaware with its shares listed and traded on NASDAQ having its head office at Suite 400, 1000 Conshohoken Road, Conshohocken, PA 19428, USA. Herein acting and represented by Stephen E. Simyak, its President, duly authorized for the present.

          Hereafter referred to as:     "CEDAR"

AND:

     EDINOV TECHNOLOGIES, INC., a body politic and corporate, duly incorporated under the laws of Canada with its shares listed and traded on a Canadian Stock Exchange, having its Head Office at 115 Labrosse Avenue, Pointe-Claire, (Quebec) H9R 1A3, herein acting and represented by Michel L. Marengere, its Chairman, duly authorized for the present.

          Hereafter referred to as:     "EDINOV"

     AND:

     FIDUTECH TECHNOLOGIES INC., a body politic and corporate, duly incorporated under the laws of Canada, having its head office at 115 Labrosse Avenue, Pointe-Claire, (Quebec) Canada H9R 1A3, herein acting and represented by Michel L. Marengere, its Chairman, duly authorized for the present.

          Hereafter referred to as "FIDUTECH"


                                       PREAMBLE

WHEREAS: CEDAR is a holding company which is the sole shareholder of MSW International Inc. (MSW), Banyan Fastener Corporation (BANYAN), Evergreen Fastening Systems Inc. (EVERGREEN) and Cedar Warehousing, Inc. (CEDAR-W).

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WHEREAS:  MSW, BANYAN and CEDAR-W are operating subsidiaries of CEDAR involved in the importing and distribution of industrial fasteners having facilities in Philadelphia, Chicago and Houston.

WHEREAS:  EVERGREEN is a non-operating subsidiary of CEDAR.

WHEREAS: On August 31, 1992 CEDAR, a publicly listed Company, MSW, BANYAN and CEDAR-W filed for protection under Chapter 11 of the U.S. Bankruptcy Code and filed a petition in the United States Bankruptcy Court for the Eastern District of Pennsylvania seeking relief from creditors under the code.

WHEREAS: FIDUTECH is a private holding company and the majority shareholder of EDINOV.

WHEREAS: EDINOV is the sole shareholder of George Hegedus Enterprises Inc. located in the Province of (Quebec) Canada (HEGEDUS), which is the sole shareholder of Specialty Fasteners Inc. and of Les Enterprises Atto-Renaud Inc.

WHEREAS: EDINOV's subsidiaries are manufacturers and distributors of industrial specialty fasteners and related items (ISF).

WHEREAS: EDINOV is presenting CEDAR with this reorganization and amalgamation agreement to bring CEDAR out of Chapter 11, leading to an amalgamation with CEDAR to create a going concern listed and traded on NASDAQ.

WHEREAS: EDINOV's objectives are to create a North American-based group of companies operating in the import-export and manufacturing and distribution of industrial specialty fasteners.

WHEREAS The parties agree that it is in their best interest to combine their efforts and resources to implement the present agreement.

In consideration thereof, the parties agree to the following terms and conditions:

1.        PREAMBLE

          The preamble hereto forms an integral part of this Reorganization and Amalgamation Agreement (RAA).


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2.        OBJECT OF THE PRESENT RAA

          The object of the present RAA is to create a North American Based Group of Companies operating in the import-export and manufacturing and distribution of industrial specialty fasteners.

3. Obligations and Responsibilities of CEDAR in the execution of this present RAA.

          3.1  PRIORITY CREDITORS:

               CEDAR will undertake to pay in totality all priority creditors, which amount is represented to be less than $16,000, upon confirmation and effectiveness of CEDAR's Amended Plan of Reorganization attached hereto as Exhibit 1 (the "PLAN'), which forms an integral part of this agreement).

          3.2  SECURED CREDITORS:

               CEDAR will obtain for its bank (the "BANK") the following terms and conditions:

               3.2.1 The BANK, CEDAR and EDINOV have signed an agreement dated June 1st 1993 (the "June 1st Letter").

               3.2.2 The terms and conditions relating to the BANK shall be as set forth in the PLAN.

          3.3  UNSECURED CREDITORS

               CEDAR will obtain from its unsecured creditors the following terms and conditions:

               3.3.1 The unsecured creditors will accept terms and conditions as specified in the PLAN.

               3.3.2 CEDAR has filed a notice of hearing to consider objection to proof of claim No. 12 (dated June 15, 1993 ref. Michael Savini).

          3.4  CONSENT OF THE COURT

               CEDAR will apply to and obtain approval from the Court for the PLAN.

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          3.5  SHAREHOLDERS

               3.5.1 CEDAR agrees to include all options and/or warrants under the terms set forth in the PLAN.

               3.5.2 This RAA is conditioned upon CEDAR's four founding shareholders signing an irrevocable Voting Trust Agreement with FIDUTECH which will be upon signing an integral part of this agreement to subject the following shares to the terms and conditions of the Voting Trust Agreement:

                         - Mark Kennedy          368,333 common shares
                         - Steve Simyak          368,333 common shares
                         - Lawrence Rutstein     368,333 common shares
                         - Theodore Schwartz     368,333 common shares
                                               ---------
                         for a total of        1,473,332 common shares
                                               ---------
                                               ---------

4. OBLIGATIONS AND RESPONSIBILITIES OF FIDUTECH AND/OR EDINOV IN THE EXECUTION OF THIS PRESENT RAA

          4.1 FIDUTECH will exercise its rights under the Voting Trust Agreement for the shares of CEDAR according to the terms and conditions of the present RAA up to the date of confirmation of the PLAN.

          4.2 FIDUTECH will cause EDINOV to amalgamate with CEDAR upon the terms specified in the PLAN, including EDINOV shareholders will hold 95% of the stock and the CEDAR shareholders will hold 5% of the stock of the amalgamated Company which shares must be listed and traded on NASDAQ, immediately prior to the Amalgamation, provided that all the terms of the PLAN shall not be inconsistent with the requirements of NASDAQ relating to the maintenance of such listing.

          4.3 FIDUTECH and EDINOV shall use their best efforts to obtain all approvals and consents required for the transaction described herein and in the PLAN, including without limitation any shareholder, court and regulatory approvals.

     5.   SPECIFIC CONDITIONS:

          5.1 Completion of the transaction contemplated hereunder by EDINOV is subject to EDINOV being satisfied that the representations and warranties by the other parties hereto and set forth herein are correct in all material respects of the date of entering of an order confirming the PLAN.


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          5.2  CEDAR and its Auditors together with EDINOV will proceed with its due diligence at the same time as CEDAR proceeds with its audit.

          5.3 CEDAR's attorney will provide EDINOV with a list of any and all litigation present or pending directly or indirectly related to CEDAR.

          5.4 CEDAR will provide EDINOV with the information and documentation as set out in Schedule "A" attached, which schedule forms an integral part of the present RAA.

          5.5 The present RAA, including the exhibits and schedules thereto, and the June 1st Letter constitute the only valid agreements between the parties and take priority over any other agreement, whether verbal or written.

          5.6 The present agreement shall be governed by and interpreted according to the laws of Delaware.

IN WITNESS THEREOF the parties have signed in Philadelphia (Pennsylvania) on this 25th day of June, 1993.

CEDAR GROUP INC. (CEDAR)


PER: /S/ STEPHEN S. SIMYAK
    ------------------------------
     STEPHEN S. SIMYAK


EDINOV TECHNOLOGIES INC. (EDINOV)

PER: /S/ MICHEL L. MARENGERE
    ------------------------------
     MICHEL L. MARENGERE


FIDUTECH TECHNOLOGIES, INC. (FIDUTECH)

PER: /S/ MICHEL L. MARENGERE
    ------------------------------
     MICHEL L. MARENGERE



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                                      EXHIBIT 1

Amended Joint Plan of Reorganization of Cedar Group, Inc., M.S.W. International, Inc., Banyan Fastener Corporation and Cedar Warehousing, Inc.


          (Plan not attached. The Plan will be available for inspection at the principal offices of the Company at 115 Labrosse Avenue, Pointe Claire, Quebec during normal business hours up to the time of the Meeting, and will be available for inspection at the Meeting).

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                                     SCHEDULE "A"



                                    Not Applicable













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